POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that I, TIMOTHY R. BARAKETT, hereby make, constitute and appoint each of SCOTT KISLIN, DEMETRIOS VASILAKIS, KEVIN TAGAMI and CHARLES FORTIN, acting individually, as my agent and attorney-in-fact for the purpose of executing in my name, (a) in my personal capacity or (b) in my capacity as chief executive officer of, managing member of or in other capacities with Atticus Management LLC,
Atticus Holdings LP, Atticus Capital Holdings LLC or Atticus Capital LP (collectively, "Atticus"), and each of their affiliates, including Atticus LP Incorporated, Atticus UK LLP and Atticus UK Services Ltd., and entities advised by me or Atticus, all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal
or  regulatory   requirement   relating  to  the acquisition,  ownership,
management or disposition of securities, futures contracts or other investments, and any other documents relating or ancillary thereto, including without limitation all documents relating to filings with the United States Commodities Futures Trading Commission and National Futures Association, the United States Securities and Exchange Commission
(the "SEC") pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Act") and the rules and regulations promulgated thereunder, including all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or Section 16(a) of the Act, Form SH, and any information statements on Form 13F required to be filed with the SEC pursuant to Section 13(f) of the Act. All past acts of the attorneys-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

        THIS POWER OF ATTORNEY shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of, or otherwise associated with, Atticus or one of its affiliates. Execution of this power of attorney revokes that certain Power of Attorney dated as of January 1, 2008 with respect to substantially the same matters addressed above.

        IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of December 18, 2008.

                                                   /s/ Timothy R. Barakett
                                                   Timothy R. Barakett